Exhibit 10.60

AMENDMENT AGREEMENT

This agreement (the “Amendment Agreement”) is entered into this 29th day of July, 2010 by and between CareView Communications, Inc., a Nevada corporation (“CareView”) and AFH Holding & Advisory, LLC, a Nevada limited liability company (“AFH”), Mann Equity, LLC, a California limited liability company (“Mann”) and Discovery Medical Investments, LLC, a California limited liability company (“Discovery”).

WHEREAS, the parties entered into a Letter of Intent dated April 13, 2010; and

WHEREAS, the parties desire to amend the Letter of Intent in order to advance a transaction in the Foreign Jurisdiction;

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.	OWNERSHIP OF SPV AND GROSS REVENUE SHARING.

Amend this Item to reflect that the ownership and gross revenue sharing will be as follows:

Entity	Old	Amended
AFH	16.7%	10.0%
Mann	16.7	10.0
Discovery	16.6	10.0
CareView	50.0	70.0

Total	100.0%	100.0%

2.	CLOSING.

Amend this Item to change from “the date that is 30 days from and after full execution by all parties of this LOI” to “the later of (i) January 1st 2011 or (ii) 30 days after the completion of beta testing”.

3.	CONFIDENTIALITY.

Amend this Item in the last sentence from “72-hours” to “48-hours”.

4.	TERMINATION.

Amend this Item in the last sentence from “July 31, 2010” to “the later of (i) January 1st 2011 or (ii) 30 days after the completion of beta testing”.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the day and year first written above.

CAREVIEW COMMUNICATIONS, INC.		DISCOVERY MEDICAL INVESTMENTS, LLC

/s/ Steven G. Johnson		/s/ Robert Sun

By:	Steven G. Johnson	By:	Robert Sun
Its:	President	Its:	President

AFH HOLDING & ADVISORY, LLC		MANN EQUITY, LLC

Amir Heshmatpour		/s/ Sean Mann

By:	Amir Heshmatpour	By:	Sean Man
Its:	Managing Director	Its:	Managing Director